UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of Principal Executive Office) (Zip Code)

(484) 713-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As of October 2, 2014, Gregory Weaver is no longer employed by Fibrocell Science, Inc. (the “Company”). Mr. Weaver served as Chief Financial Officer, Senior Vice President, Treasurer and Corporate Secretary of the Company.

(c)

The Company will begin a search for a successor Chief Financial Officer.  On October 2, 2014, the Board of Directors of the Company appointed Kimberly M. Smith, the Company’s Controller, to serve as Interim Chief Financial Officer, Treasurer and Corporate Secretary, effective immediately.  Ms. Smith, 37, will continue to serve as the Controller of the Company, a position she has held since January 2014.  Prior to joining the Company, Ms. Smith was a financial consultant with AC Lordi Corporation from 2010 to 2013 working exclusively for AC Lordi Corporation’s client, ViroPharma Incorporated.  From 2004 to 2010, Ms. Smith was a financial consultant with The Siegfried Group, LLP, representing a variety of clients.  Prior to joining The Siegfried Group, LLP, Ms. Smith was a financial analyst for Motorola, Inc. from 2002 to 2004.  Ms. Smith began her career as a staff accountant at Ernst & Young LLP from 1998 to 2000 and as a senior accountant from 2000 to 2002.  Ms. Smith is a Certified Public Accountant and also holds the Chartered Global Management Accountant designation.

(e)

In connection with Ms. Smith’s appointment as Interim Chief Financial Officer, Treasurer and Corporate Secretary, Ms. Smith’s compensation was adjusted to include a base salary of $163,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIBROCELL SCIENCE, INC.

	By:	/s/ David Pernock
David Pernock
Chairman of the Board and Chief Executive Officer
Date: October 2, 2014

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